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                                                                    EXHIBIT 16.1




Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.    20549

September 6, 2000

Commissioners:

We have read the first five paragraphs of Item 4 included in the Form 8-K dated September 7, 2000 of Verizon Northwest Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein, insofar as they relate to our firm.

Very truly yours,

/s/ Arthur Andersen LLP
------------------------
Arthur Andersen LLP



cc:
Lawrence R. Whitman
Vice President and Controller
Verizon Communications